UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 31, 2009

L-1 IDENTITY SOLUTIONS, INC.
(Exact name of registrant as specified in its charter)

Delaware	001-33002	02-08087887
(State or other jurisdiction of incorporation)	(Commission file number)	(I.R.S. employer identification no.)

177 BROAD STREET, STAMFORD, CONNECTICUT 06901
(Address of principal executive offices) (Zip code)

Registrant’s telephone number, including area code:(203) 504-1100

Not Applicable
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.  Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

On July 31, 2009, L-1 Identity Solutions, Inc. (the “Company”) entered into amendments to certain existing employment agreements with certain of its executive officers to extend the term of such employment agreements. In connection with the extensions, certain terms of the employment agreements were amended in order to, among other things, ensure substantially consistent treatment of the executives in respect of compensation determinations and upon a separation of employment from the Company.

The employment agreement amendments (the “Amendments”) were entered into with each of Robert V. LaPenta (Chairman, President and Chief Executive Officer), James A. DePalma (Executive Vice President, Chief Financial Officer and Treasurer), Joseph Atick (Executive Vice President and Chief Strategy Officer), Mark S. Molina (Executive Vice President, Chief Legal Officer and Secretary), Joseph S. Paresi (Executive Vice President and Chief Marketing Officer) and Doni L. Fordyce (Executive Vice President, Corporate Communications) (each an “Executive” and collectively the “Executives”). Each of the Amendments was dated as of July 31, 2009, and amended the original employment agreements with such Executives dated as of August 29, 2006 (together, the “Employment Agreements”).

Pursuant to the Amendments, the term of each of the Employment Agreements was extended until August 29, 2012, with one-year renewals thereafter unless either party provides a 90-day written notice of non-renewal. The Amendments provide that each of the Executives will continue to receive his or her current annual base salary, subject to annual review by the Board of Directors after the Company’s year-end results become available. Any increases in base salary based on such review will be retroactive to January 1, with the exception that the first annual review cycle will be retroactive to August 29, 2009 (due to the delay inherent in the change from the current August review cycle). In addition, the Amendments established a target annual bonus for each of the Executives as a percentage of base salary (75% for Mr. LaPenta and 60% for each of Mr. DePalma, Mr. Atick, Mr. Molina, Mr. Paresi and Ms. Fordyce). The actual annual bonus may be more or less than such target and will be determined by the Board of Directors based on the achievement of corporate and individual objectives. The Amendments also provide that Mr. LaPenta and Mr. DePalma may elect to receive their annual bonuses in shares of common stock of the Company.

The Amendments provide for substantially consistent benefits for the Executives in the event that an Executive’s employment is terminated by the Company without cause or by the Executive for good reason (each as defined in the relevant Employment Agreement). After giving effect to the Amendments, upon such a termination, an Executive would receive accrued salary and vacation time, an amount equal to 24 months of base salary at the rate then in effect, an amount equal to the bonus awarded to the Executive for the most recent completed calendar year for which a bonus was determined by the Board and any awarded but unpaid bonus or, if the Executive was terminated following the end of a completed calendar year and a bonus had not yet been awarded, a bonus equal to that which was last determined by the Board and a bonus for such completed year at the target level. In addition, upon such a termination all options to purchase the Company’s common stock would immediately vest and become exercisable in full and all restrictions on stock based awards (such as restricted stock awards) would lapse, as applicable. Options would remain exercisable for the shorter of 36 months after such termination, the expiration of the maximum original term of such option or the tenth anniversary of the grant date of such option. If an Executive’s employment were to be terminated because of death or disability, the Executive (or the Executive’s legal representatives or heirs) would be entitled to receive payments and benefits as if the Executive’s engagement were terminated without cause, with a dollar-for-dollar reduction for any amounts, net of tax, actually paid to the Executive (or the Executive’s legal representatives or heirs) under any Company-provided life insurance, disability insurance or other similar policies or benefits in effect from time to time, except to the extent provided in any original Employment Agreement. In addition, the Amendments provide that upon any non-renewal of each Employment Agreement, the relevant Executive would receive payments and benefits as if the Executive’s employment were terminated without cause under the Employment Agreement.

A copy of each of the Amendments is included as Exhibits 10.1-10.6 to this Current Report on Form 8-K. Investors are encouraged to read the full text of the Amendments for a detailed description of the terms thereof.

Item 9.01.	Financial Statements and Exhibits

(d) Exhibits

Exhibit No.	Description
10.1	Amendment to the Employment Agreement dated as of August 29, 2006 between L-I Identity Solutions, Inc. and Robert V. LaPenta
10.2	Amendment to the Employment Agreement dated as of August 29, 2006 between L-I Identity Solutions, Inc. and James A. DePalma
10.3	Amendment to the Employment Agreement dated as of August 29, 2006 between L-I Identity Solutions, Inc. and Joseph Atick
10.4	Amendment to the Employment Agreement dated as of August 29, 2006 between L-I Identity Solutions, Inc. and Mark S. Molina
10.5	Amendment to the Employment Agreement dated as of August 29, 2006 between L-I Identity Solutions, Inc. and Joseph S. Paresi
10.6	Amendment to the Employment Agreement dated as of August 29, 2006 between L-I Identity Solutions, Inc. and Doni L. Fordyce

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SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Company has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: August 5, 2009

L-1 IDENTITY SOLUTIONS, INC.

By:	/s/ Mark S. Molina
Mark S. Molina Executive Vice President, Chief Legal Officer & Secretary

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EXHIBIT INDEX

Exhibit No.	Description
10.1	Amendment to the Employment Agreement dated as of August 29, 2006 between L-I Identity Solutions, Inc. and Robert V. LaPenta
10.2	Amendment to the Employment Agreement dated as of August 29, 2006 between L-I Identity Solutions, Inc. and James A. DePalma
10.3	Amendment to the Employment Agreement dated as of August 29, 2006 between L-I Identity Solutions, Inc. and Joseph Atick
10.4	Amendment to the Employment Agreement dated as of August 29, 2006 between L-I Identity Solutions, Inc. and Mark S. Molina
10.5	Amendment to the Employment Agreement dated as of August 29, 2006 between L-I Identity Solutions, Inc. and Joseph S. Paresi
10.6	Amendment to the Employment Agreement dated as of August 29, 2006 between L-I Identity Solutions, Inc. and Doni L. Fordyce